UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 8, 2014

Date of Report (Date of earliest event reported)

Ambit Biosciences Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35919	33-0909648
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 Roselle St. San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 334-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 8, 2014, upon recommendation of the Compensation Committee of the Board (the “Committee”), the Board of Directors (the “Board”) of Ambit Biosciences Corporation (the “Company”) with respect to our President and Chief Executive Officer, and the Committee, with respect to the other individuals, approved certain matters related to the compensation of the Company’s named executive officers, Michael A. Martino, the Company’s President and Chief Executive Officer, Alan Fuhrman, the Company’s Chief Financial Officer, and Athena Countouriotis, M.D., the Company’s Chief Medical Officer, as summarized below:

Base Salary

Based in part on a review of executive compensation across a peer group of similar companies, the Committee, or the Board upon recommendation of the Committee in the case of Mr. Martino, approved adjustments to the annual base salaries of Mr. Martino and Mr. Fuhrman, effective as of January 1, 2014, to align their salaries with market levels. As Dr. Countouriotis’ base salary was in line with salaries in the peer group, Dr. Countouriotis’ base salary was not adjusted. Taking into account the aforementioned adjustments for Mr. Martino and Mr. Fuhrman, the annual base salaries of the Company’s named executive officers are as set forth in the table below:

Name	Annual Base Salary Effective as of January 1, 2014
Michael A. Martino	$503,700
Alan Fuhrman	$322,500
Athena Countouriotis, M.D.	$376,000	(1)

(1)	Dr. Countouriotis’ base salary was not changed.

Termination-Based Compensation

The Committee, or the Board upon recommendation of the Committee in the case of Mr. Martino, approved amendments to the existing employment arrangements of certain of the named executive officers in order to provide consistent treatment among the named executive officers with respect to termination-based compensation, based in part on a review of compensation of executives at peer companies.

Mr. Martino’s and Dr. Countouriotis’ existing employment arrangements will be amended to provide that, in the event such individual’s employment with the Company is terminated by the Company without cause and not in connection with a change of control transaction, such executive will be entitled to receive (i) severance payments at a rate equal to his or her base salary then in effect for a period of twelve months following the termination date, (ii) payment of COBRA health insurance premiums for the lesser of (x) a period of twelve months following the termination date or (y) the period until he or she commences full-time employment with another company and becomes eligible to participate in such company’s health insurance plan and (iii) acceleration of vesting of any options or restricted stock then held by the named executive officer to the extent that such options and restricted stock would have vested during the one-year period following termination.

Stock Option Grants

The Committee, or the Board upon recommendation of the Committee in the case of Mr. Martino, approved stock option grants to each of the named executive officers. The stock options granted to each individual were determined, in part, based on the evaluation of the Company’s performance during 2013 as well as each named executive officer’s individual performance, competencies and impact to the Company during 2013. The table below sets forth the number of shares of the Company’s Common Stock underlying the stock options granted to each of the named executive officers on January 8, 2014:

Name	Shares Underlying Stock Options
Michael A. Martino	91,700
Alan Fuhrman	45,000
Athena Countouriotis, M.D.	45,000

The options described above were granted pursuant to the Company’s 2013 Equity Incentive Plan (the “Plan”). Each of these options has an exercise price of $10.80, the closing price of the Company’s Common Stock on the date of the grant. The options vest at the rate of 25% of the total number of shares subject to the option on the one year anniversary of January 8, 2014 and 1/48th of the total number of shares subject to the option each month thereafter. Vesting is subject to the applicable named executive officer’s continued services with the Company through each of the vesting dates. The foregoing is only a brief description of the material terms of the options granted to the named executive officers, does not purport to be complete and is qualified in its entirety by reference to the Plan and the form of stock option agreement under the Plan, which we have previously filed with the Securities and Exchange Commission (the “SEC”).

2013 Bonus Payments and Annual Performance-Based Bonus Opportunity

In addition to base salary, the Company provides an opportunity for each of its named executive officers to earn annual performance-based cash bonuses. Annual corporate goals are established by the Board, upon recommendation of the Committee. The Committee will generally consider each of the named executive officer’s individual contributions towards reaching the Company’s annual corporate goals but does not typically establish specific individual goals for the named executive officers. In order for a named executive officer to receive the maximum bonus, the Company must achieve 100% of its corporate goals. Consistent with how the Company has determined bonuses in prior years, as described in the Company’s filings with the SEC, the annual bonus payment, if any, that each named executive officer could earn for 2013 was equal to annual base salary, multiplied by the executive’s bonus percentage and by the percent to which the corporate goals were achieved for 2013. In calculating the achievement of the corporate goals, the Committee evaluates the Company’s performance against predetermined goal weightings assigned to each corporate goal.

The 2013 maximum annual bonuses for Mr. Martino, Mr. Fuhrman and Dr. Countouriotis, as a percentage of base salary, were 50%, 30% and 30%, respectively. On January 8, 2014, the Committee, or the Board upon recommendation of the Committee in the case of Mr. Martino, approved the following cash bonuses for the Company’s named executive officers, based on 90% achievement of the 2013 corporate goals:

Name	Cash Bonus
Michael A. Martino	$198,146
Alan Fuhrman	$81,581
Athena Countouriotis, M.D.	$101,520

The Committee, or the Board upon recommendation of the Committee in the case of Mr. Martino, also approved 2014 maximum annual bonuses for Mr. Martino, Mr. Fuhrman and Dr. Countouriotis, as a percentage of base salary, of 50%, 30% and 30%, respectively. The determination of 2014 performance-based cash bonus payments to the named executive officers will be consistent with how the Company has determined bonuses in prior years: annual base salary, multiplied by the executive’s bonus percentage and by the percent to which the corporate goals were achieved for 2014.

Revised Non-Employee Director Compensation Policy

In addition, on January 8, 2014, the Board, upon recommendation of the Committee, adopted a revised compensation program for the non-employee directors (the “Non-Employee Director Compensation Policy”), effective immediately. The Non-Employee Director Compensation Policy will apply to each of the Company’s non-employee directors who the Committee determines is eligible to receive compensation under the Non-

Employee Director Compensation Policy and may be amended by the Board at any time. Pursuant to the Non-Employee Director Compensation Policy, each eligible non-employee member of the Board will receive the following cash compensation for Board services, as applicable:

•	$40,000 per year for service as a Board member;

•	an additional $30,000 per year for service as the Chairman of the Board;

•	an additional $15,000 per year for service as the Chairman of the Audit Committee, effective as of the 2014 annual meeting of the Company’s stockholders ($10,000 per year for current term);

•	an additional $10,000 per year for service as the Chairman of the Compensation Committee; and

•	an additional $7,000 per year for service as the Chairman of the Nominating and Corporate Governance Committee.

In addition, the Company’s eligible non-employee directors will receive initial and annual, automatic, non-discretionary grants of nonqualified stock options under the terms and provisions of the Plan. Each eligible non-employee director, upon joining the Board will automatically be granted a non-statutory stock option to purchase 14,000 shares of the Company’s Common Stock. Each of these initial grants will vest in equal annual installments over a three year period, subject to the director’s continued service with the Company through such dates. On the date of each annual meeting of the Company’s stockholders, each non-employee director will automatically be granted a non-statutory stock option to purchase 8,000 shares of the Company’s Common Stock. The annual grants will vest in full on the one-year anniversary of the date of grant, subject to the director’s continued service through such date. All stock options granted will have a maximum term of 10 years and will vest in full upon the closing of a change of control transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ambit Biosciences Corporation
Dated: January 10, 2014

	By:	/s/ Alan Fuhrman
Alan Fuhrman
Chief Financial Officer